EXHIBIT 23.1


                         INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in this Registration Statement of Clark, Inc. (f/k/a Clark Bardes, Inc.) on Form S-8 of our report dated March 3, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Annual Report on Form 10-K of Clark/Bardes, Inc. for the year ended December 31, 2002.


                                                      /s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
June 24, 2003